EVERGREEN INCOME ADVANTAGE FUND

200 Berkeley Street, Boston, Massachusetts  02116-5034

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AUGUST 10, 2007

TO THE SHAREHOLDERS OF EVERGREEN INCOME ADVANTAGE FUND

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of Evergreen Income Advantage Fund (the “Fund”) will be held on August 10, 2007 at 10:00 a.m. Eastern time, at the offices of Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034, for the following purposes:

1.         To elect four Trustees of the Fund to serve for the term indicated herein and until their successors shall have been duly elected and qualified; and

2.         To transact such other business as may properly come before the Meeting or any adjournments thereof.

Shareholders of record at the close of business on June 15, 2007 will be entitled to vote at the Meeting to the extent described in the accompanying proxy statement.

It is hoped that you will attend the Meeting, but if you cannot do so, please complete and sign the enclosed proxy card, and return it in the accompanying envelope as promptly as possible.  Any shareholder attending the Meeting can vote in person even though a proxy may have already been designated by the shareholder. Instructions for the proper execution of the proxy card are set forth at the end of this proxy statement.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE AS A TRUSTEE.

By Order of the Board of Trustees

MICHAEL H. KOONCE

Secretary

June 29, 2007

EVERGREEN INCOME ADVANTAGE FUND

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of Evergreen Income Advantage Fund (the “Fund”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034, on August 10, 2007 at 10:00 a.m. Eastern time.  The address of the principal office of the Fund is Evergreen Investments, 200 Berkeley Street, Boston, Massachusetts 02116-5034.

This proxy statement, the accompanying Notice of Annual Meeting of Shareholders, the proxy card and the Annual Report of the Fund will be sent to shareholders on or about June 29, 2007.

Proxy Solicitation

The Board of Trustees intends to bring before the Meeting the matter set forth in Proposal 1 in the accompanying notice.  Holders of common or preferred shares (together, “Shares”) of the Fund (together “Shareholders”) may together vote on the election of Ms. Norris and Messrs. Austin, McDonnell and Shima.  You can vote by returning your properly executed proxy card in the envelope provided.  When you complete and sign your proxy card, the proxies named will vote on your behalf at the Meeting (or any adjournments thereof) exactly as you have indicated.  If no choice is specified, your Shares will be voted FOR the election of the nominees named in the enclosed proxy card.  If any other matters are properly presented at the Meeting for action, the persons named as proxies will vote in accordance with the views of management of the Fund.  Shareholders of the Fund (“Shareholders”) may revoke a proxy prior to the Meeting by giving written notice of such revocation to the Fund at the address above, by submitting a subsequent, properly executed proxy card, or by attending the Meeting and voting in person.

Abstentions and broker non-votes (i.e., Shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or other persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) are counted as present for quorum purposes.  The Fund’s Second Amended and Restated Agreement and Declaration of Trust (the “Declaration”) provides that the holders of thirty-three and a third percent (33 1/3%) of the Shares issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at the Meeting, but any lesser amount shall be sufficient for adjourned sessions.  With regard to the election of trustees, votes may be cast in favor or withheld.  Abstentions, broker non-votes and votes that are withheld will have no effect on the vote and will have no effect other than for quorum purposes.

If a quorum is met, the affirmative vote of a plurality of the votes cast by Shareholders present in person or represented by proxy at the Meeting and entitled to vote is required for the election of trustees (Proposal 1).

In the event a quorum is not present at the Meeting or a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  The persons named as proxies will vote in favor of an adjournment those votes marked in favor of the proposal.  The persons named as proxies will vote against any such adjournment those votes marked against the proposal.  The Meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Shares represented at the Meeting, either in person or by proxy; or by the chair of the Meeting, in his or her discretion.  Abstentions and broker non-votes will not be voted on a motion to adjourn.

Any proposal for which sufficient favorable votes have been received by the time of the Meeting may be acted upon and considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.  In certain circumstances in which the Fund has received sufficient votes to approve a matter being recommended for approval by the Fund’s Board of Trustees, the Fund may request that brokers and nominees, in their discretion, withhold submission of broker non-votes in order to avoid the need for solicitation of additional votes in favor of the proposal.

The Fund will bear the costs of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to Shareholders.  Solicitation may be undertaken by mail, telephone, facsimile and personal contact.  The Fund has engaged Computershare Fund Services (“Computershare”) to solicit proxies from brokers, banks, other institutional holders and individual Shareholders for a fee of approximately $5,000.00.  This fee will be borne by the Fund.

Voting Securities and Principal Holders Thereof

Holders of record of the Fund’s Shares at the close of business on June 15, 2007 will be entitled to vote at the Meeting or any adjournment thereof to the extent set forth in this proxy statement.  As of June 15, 2007, the Fund had outstanding 68,871,410 common shares and 19,600 preferred shares.  Each common share will be entitled to one vote for each dollar, and a fractional vote for each fraction of a dollar, of net asset value per share, as to any matter on which the common share is entitled to vote. Each preferred share will be entitled to the same number of votes as each common share (one vote per dollar of the common share’s net asset value), as to any matter on which the preferred share is entitled to vote.

To the Fund’s knowledge, as of June 15, 2007 there was no beneficial or record owner of more than 5.00% of the common or preferred shares of the Fund.

As of June 15, 2007, the officers and Trustees of the Fund as a group beneficially owned in the aggregate less than 1.00% of the common or preferred shares of the Fund and less than 1.00% of the outstanding securities of Wachovia Corporation (“Wachovia”), parent of Evergreen Investment Management Company, LLC (“EIMC”), the Fund’s investment advisor, and Tattersall Advisory Group, Inc. (“TAG”), the Fund’s sub-advisor.

I. ELECTION OF TRUSTEES (Proposal 1)

The Board of Trustees has nominated four persons for election to the Fund’s Board of Trustees.  Each of these nominees currently serves on the Fund’s Board of Trustees.  In accordance with the Fund’s Declaration, the Trustees have been divided into three classes (each a “Class”):  Class I, Class II and Class III.  The Trustees in each Class serve until the annual meeting in the year indicated:  Class I, 2009, Class II, 2007 and Class III, 2008 or, if later, until their respective successors are elected and qualified.  At each subsequent annual meeting, the persons elected to the Class of Trustees whose terms are expiring will generally be nominated for a three-year term.  The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Trustees.  If any nominee for any reason becomes unable to serve, the persons named as proxies in the enclosed proxy card will vote for the election of such other person or persons as they may consider qualified. The Board of Trustees has no reason to believe that any of the four nominees will be unable to serve.

The Board of Trustees of the Fund proposes the following nominees for election at the 2007 Meeting:

Trustee	Class	Expiration of Term if Elected
Patricia B. Norris	Class I	2009 Annual Meeting[1]
Charles A. Austin III	Class II	2010 Annual Meeting[1]
Gerald M. McDonnell	Class II	2010 Annual Meeting[1]
Richard J. Shima	Class II	2010 Annual Meeting[1]

(1) Or, if later, until their respective successors are elected and qualified.

Proxies cannot be voted for anyone other than the four nominees currently proposed to serve on the Board of Trustees.

Trustee and Nominee Trustee Information

The following tables contain specific information about each Trustee and nominee Trustee as of April 30, 2007, including: age, principal occupation(s) during the past five years, position held with the Fund, length of time served, any other directorships held outside the Fund Complex and number of portfolios overseen by such Trustee and nominee Trustee.  The address for each Trustee and nominee Trustee is 200 Berkeley Street, Boston, Massachusetts 02116-5034.

Non-Interested Trustees

Class I – Non-Interested Nominee Trustee to serve until 2009 Annual Meeting of Shareholders:

Name and Age	Position Held with the Fund	Length of Time Served[1]	Principal Occupation(s) During Past 5 Years[7]	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee[6]
Patricia B. Norris[2] Age: 59	Trustee	Trustee since 2006.	President and Director of Buckleys of Kezar Lake, Inc., (real estate company); Former President and Director of Phillips Pond Homes Association (home community); Former Partner, PricewaterhouseCoopers, LLP (independent registered public accounting firm).	94	None

Class II -- Non-Interested Nominee Trustees to serve until 2010 Annual Meeting of Shareholders:

Name and Age	Position Held with the Fund	Length of Time Served[1]	Principal Occupation(s) During Past 5 Years[7]	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee[6]
Charles A. Austin III[2,6] Age: 72	Trustee	Trustee since 2003.	Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Former Director, The Francis Ouimet Society; Former Trustee, Mentor Funds and Cash Resource Trust; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice).	94	None
Gerald M. McDonnell[4] Age: 67	Trustee	Trustee since 2003.	Manager of Commercial Operations, SMI STEEL Co. - South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company.	94	None
Richard J. Shima[4,6] Age: 67	Trustee	Trustee since 2003.	Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director, Hartford Hospital; Trustee, Greater Hartford YMCA; Former Director, Enhance Financial Services, Inc.; Former Director, Old State House Association; Former Director of CTG Resources, Inc. (natural gas).	94	None

Class I – Non-Interested Trustees to serve until 2009 Annual Meeting of Shareholders:

Name and Age	Position Held with the Fund	Length of Time Served[1]	Principal Occupation(s) During Past 5 Years[7]	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee[6]
K. Dun Gifford[3,4,6] Age: 68	Trustee	Trustee since 2003.	Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor).	94	None
Dr. Leroy Keith, Jr.[6,9] Age: 68	Trustee	Trustee since 2003.	Partner, Stonington Partners, Inc. (private investment firm); Trustee, Phoenix Funds Family; Director, Obagi Medical Products Co.; Director, Diversapack Co. (packaging company); Former Director, Lincoln Educational Services; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing).	94	The Phoenix Group of Mutual Funds (consisting of 60 portfolios)
Michael S. Scofield[3,6] Age: 64	Trustee	Trustee since 2003.	Retired Attorney, Law Offices of Michael S. Scofield; Former Director and Chairman, Branded Media Corporation (multi-media branding company).	94	None

Class III -- Non-Interested Trustees to serve until 2008 Annual Meeting of Shareholders:

Name and Age	Position Held with the Fund	Length of Time Served[1]	Principal Occupation(s) During Past 5 Years[7]	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee[6]
William Walt Pettit[5,9] Age: 51	Trustee	Trustee since 2003.	Vice President, Kellam & Pettit, P.A. (law firm); Director, Superior Packaging Corp.; Director, National Kidney Foundation of North Carolina, Inc.	94	None
David M. Richardson[4,5] Age: 65	Trustee	Trustee since 2003.	President, Richardson, Runden LLC (executive recruitment business development/consulting company); Consultant, Kennedy Information, Inc. (executive recruitment information and research company); Consultant, AESC (The Association of Executive Search Consultants); Director, J&M Cumming Paper Co. (paper merchandising); Former Trustee, NDI Technologies, LLP (communications); Former Vice Chairman, DHR International, Inc. (executive recruitment).	94	None
Dr. Russell A. Salton, III[2,3,6] Age: 59	Trustee	Trustee since 2003.	President/CEO, AccessOne MedCard; Former Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services.	94	None

Interested Trustee

Class III -- Interested Trustee to serve until 2008 Annual Meeting of Shareholders:

Name and Age	Position Held with the Fund	Length of Time Served[1]	Principal Occupation(s)During Past 5 Years[7]	Number of Portfolios In Fund Complex Overseen By Trustee	Other Directorships Held by Trustee[6]
Richard K. Wagoner, CFA[4,8] Age: 69	Trustee	Trustee since 2003.	Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Consultant to the Boards of Trustees of the Evergreen funds.	94	None

(1)   Initially, all Trustees are elected to serve a one-, two- or three-year term and thereafter, if re-elected, to serve three-year terms.

(2)   Member of Audit Committee.

(3)   Member of Executive Committee (which also serves as the Nominating Committee and Qualified Legal Compliance Committee).

(4)   Member of Performance Committee.

(5)   Preferred Shares Trustee.

(6)   Member of 15(c) Committee.

(7)   Principal occupation and other directorships information is as of December 31, 2006.

(8)   Mr. Wagoner is an “interested person” of the Evergreen funds, as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”), because of his ownership of shares in Wachovia, the parent to EIMC, the Evergreen funds’ investment advisor.

(9)   Member of Distribution, 12b-1 and Service Committee.

The following table contains specific information about the dollar range of equity securities beneficially owned by each Trustee and nominee Trustee in the Fund and the aggregate dollar range of equity securities in other funds in the Evergreen family of funds overseen by the Trustees.

Non-Interested Trustees

Name of Trustee

Dollar Range of Equity Securities in the Fund as of April 30, 2007

Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Evergreen Family of Investment Companies as of December 31, 2006

Charles A. Austin III[1,2]

$0

Over $100,000

K. Dun Gifford

$0

Over $100,000

Dr. Leroy Keith, Jr.

$0

Over $100,000

Gerald M. McDonnell[1,2]

$0

Over $100,000

Patricia B. Norris [2,3]

$0

Over $100,000

William W. Pettit[1]

$0

Over $100,000

David M. Richardson

$0

Over $100,000

Dr. Russell A. Salton, III[1]

$0

Over $100,000

Michael S. Scofield[1]
$0

Over $100,000

Richard J. Shima[1,2]

$10,001-$50,000

Over $100,000

Interested Trustee

Name of Trustee

Dollar Range of Equity Securities in the Fund as of April 30, 2007

Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Evergreen Family of Investment Companies as of December 31, 2006

Richard K. Wagoner

$0

Over $100,000

(1)   In addition to the above amounts, the Trustee has over $100,000 indirectly invested in certain of the Evergreen funds through Deferred Compensation Plans, with the exception of Mr. Shima who has over $50,000 indirectly invested.

(2)   Nominee Trustee.

(3)   Ms. Norris became a member of the Board of Trustees as of July 1, 2006.

Board Meetings and Committees

The Fund is supervised by a Board of Trustees that is responsible for representing the interests of shareholders.  The Trustees meet periodically throughout the year to oversee the Fund’s activities, reviewing, among other things, the Fund’s performance and its contractual arrangements with various service providers.  During the fiscal year ended April 30, 2007, the Board of Trustees held 7 regular meetings and 3 special meetings. Each Trustee attended at least 75% of the aggregate of the total number of meetings of the Board and Committees on which he or she served.

The Fund has an Executive Committee which consists of K. Dun Gifford, Dr. Russell A. Salton, III and the Chairman of the Board, Michael S. Scofield, each of whom is not an “interested person” of the Fund as defined in Section 2(a)(19) of the 1940 Act. The Executive Committee recommends Trustees to fill vacancies, prepares the agenda for Board Meetings, acts on routine matters between scheduled Board meetings and reviews and resolves conflicts of interest between the Fund and the Fund's investment advisor or its affiliates.  The Executive Committee also functions as the Nominating Committee and the Qualified Legal Compliance Committee (as further described below).  As of July 14, 2006, the Executive Committee assumed the responsibilities of the Litigation Oversight Committee, which was dissolved. The Executive Committee assumed responsibilities for overseeing and assisting Trustee oversight of: litigation commenced by or against the Evergreen funds; litigation commenced by or against any service provider to the Evergreen funds that relates to the Evergreen funds or that may have a material effect on the service provider’s ability to perform its services to the Evergreen funds; non-routine regulatory actions, examinations, inspections, or other activities in respect of any service provider to the Evergreen funds that relate to its services to the Evergreen funds or that may have a material effect on the service provider’s ability to perform its services to the Evergreen funds.  The Executive Committee met 23 times during fiscal year 2007.

The Nominating Committee is responsible for nominating candidates for election to the Board of Trustees by the full Board of Trustees.  The Committee may solicit suggestions for persons to fill vacancies on the Board of Trustees from such sources as it deems appropriate, including EIMC.  The Committee will consider nominations for openings on the Board of Trustees from Shareholders who have separately or as a group held for at least one full year at least 5% of the outstanding shares of the Fund.  For additional detail, please see the Fund’s Policy for the Consideration of Trustee Nominees attached as Exhibit B.

      The Fund has a 15(c) Committee which consists of Charles A. Austin III, K. Dun Gifford, Dr. Leroy Keith, Jr., Dr. Russell A. Salton, III, Richard Shima and the Chairman of the Committee, Michael S. Scofield.  The 15(c) Committee is responsible for gathering relevant information to assist the full Board in fulfilling its obligations relating to the initial approval and renewal of advisory and distribution contracts pursuant to Section 15 of the 1940 Act.  It may request information from and submit questions to the Fund's investment advisor and its affiliates in order for the full Board of Trustees to determine whether or not to enter into or renew Fund contracts.  The 15(c) Committee met 5 times during fiscal year 2007.

      The Qualified Legal Compliance Committee is responsible for the establishment of written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation of an applicable U.S. federal or state securities law, a material breach of a fiduciary duty arising under U.S. federal or state law, or a similar material violation of any U.S. federal or state law by a Fund or by any officer, Trustee, employee or agent of a Fund.  The Committee is also responsible for determining whether an investigation is necessary regarding any report of evidence of a material violation.  If it is determined that there has been a material violation, the Committee is responsible for informing the Fund’s chief legal officer and chief executive officer and taking all other appropriate actions to respond to evidence of a material violation.

The Fund has an Audit Committee which consists of Dr. Russell A. Salton, III, Patricia B. Norris and the Chairman of the Committee, Charles A. Austin III, each of whom is not an “interested person” of the Fund as defined in Section 2(a)(19) of the 1940 Act.  The purpose of the Audit Committee is to review the Fund’s accounting and financial reporting policies and practices, their internal controls and, as appropriate, the internal controls of certain service providers, review the quality and objectivity of the Fund’s financial statements and the independent audits thereof, and to act as liaison between the Fund’s independent auditors and the Board of Trustees. . As of July 14, 2006, the Audit Committee assumed the responsibilities of the Pricing Committee, which was dissolved.  The Audit Committee assumed the responsibilities for overseeing and assisting Trustee oversight of matters related to pricing and valuation of portfolio securities.  Each member of the Audit Committee is “independent” as defined in the American Stock Exchange’s listing standards. The Audit Committee met 7 times during fiscal year 2007.

The Fund has a Performance Committee which consists of Gerald McDonnell, K. Dun Gifford, David M. Richardson, Richard Wagoner and the Chairman of the Committee, Richard J. Shima.  The Performance Committee reviews all activities involving investment-related issues and activities of EIMC and any sub-advisors to the Evergreen funds and assesses the performance of the Evergreen funds.   The Performance Committee met 4 times during fiscal year 2007.

      The Fund has a Distribution, 12b-1, and Service Committee (formerly the 12b-1 Committee) which consists of William W. Pettit and the Chairman of the Committee, Dr. Leroy Keith, Jr., each of whom is not an “interested person” of the Fund as defined in Section 2(a)(19) of the 1940 Act. The Distribution, 12b-1, and Service Committee oversees and assists Trustee oversight of: the means by which shares of the Evergreen funds are distributed; expenditures by the Evergreen funds’ distributor of amounts paid under the funds’ Rule 12b-1 plans; the nature and quality of services provided by the Fund’s transfer agent; and the overall level of servicing provided to shareholders of the Fund.   The Distribution, 12b-1, and Service Committee met 4 times during fiscal year 2007.

Nominating Committee Process

The Executive Committee also functions as the Nominating Committee.  The members of the Executive Committee are “independent” as defined in the American Stock Exchange’s listing standards.  The Executive Committee Charter details the Nominating Committee functions.  A copy of the Evergreen funds’ Executive Committee Charter is attached as Exhibit A.

On June 17, 2004, the Board of Trustees approved a policy pursuant to which the Board of Trustees may consider nominees for election as Trustees.  The policy states the minimum nominee qualifications, the process for identifying and evaluating trustee nominees and the process for considering nominees recommended by shareholders.  The Evergreen funds’ Policy for the Consideration of Trustee Nominees is attached as Exhibit B.

Communications with Board Members

On September 29, 2004, the Board of Trustees approved a policy for communications with Board members.  Any shareholder who wishes to send a communication to the Board of Trustees of an Evergreen fund should send the communications to the Evergreen Board of Trustees, P.O. Box 20083, Charlotte, North Carolina 28202.  If a shareholder wishes to send a communication directly to an individual Trustee or to a Committee of the Fund’s Board of Trustees, then the communication should be specifically addressed to such individual Trustee or Committee and sent to the above address.

Trustee Attendance Policy at Annual Shareholder Meetings

The Evergreen funds that are listed on the American Stock Exchange are required to hold an Annual Meeting of Shareholders.  On March 18, 2004, the Board of Trustees approved a policy for Trustee attendance at annual shareholder meetings that encourages Trustees’ attendance at each Annual Meeting of Shareholders in person or by video conference.

Mr. Charles A. Austin III attended the 2006 Annual Meeting of Shareholders.

Current Officers

The following table contains specific information about each principal executive officer of the Fund as of April 30, 2007, including: name, address and age, position held with the Fund, term of office and length of time served and principal occupation(s) during the past five years, including offices held with EIMC, Wachovia and their affiliated companies.

Name, Address and Age	Position Held with the Fund	Term of Office and Length of Time Served[1]	Principal Occupations(s) During Past Five Years

Dennis H. Ferro 401 S. Tyron Charlotte, NC 28288 Age: 61	President	Since 2004	President, Chief Executive Officer, Evergreen Investment Company, Inc. and Executive Vice President, Wachovia Bank, N.A.; Former Chief Investment Officer, Evergreen Investment Company, Inc.

Kasey L. Phillips 200 Berkeley Street Boston, MA 02116-5034 Age: 36	Treasurer	Since 2005	Senior Vice President, Evergreen Investment Services, Inc.; Former Vice President, Evergreen Investment Services, Inc.; Former Assistant Vice President, Evergreen Investment Services, Inc.

Michael H. Koonce 200 Berkeley Street Boston, MA 02116-5034 Age: 47	Secretary	Since 2003	Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Senior Vice President and Assistant General Counsel, Wachovia Corporation.

Robert Guerin 200 Berkeley Street Boston, MA 02116 Age: 41	Chief Compliance Officer since 2007(2)	Since 2007

Chief Compliance Officer, Evergreen Funds and Senior Vice President of Evergreen Investments Company, Inc; Former Managing Director and Senior Compliance Officer, Babson Capital Management LLC; Former Principal and Director, Compliance and Risk Management, State Street Global Advisors; Former Vice President and Manager, Sales Practice Compliance, Deutsche Asset Management

(1)   The term of office for each principal executive officer is until a successor is duly elected or qualified or until their death, resignation, retirement or removal from office.

(2)   Effective June 14, 2007, Robert Guerin replaced James F. Angelos as Chief Compliance Officer of the Fund.

            Dennis H. Ferro oversees the operations of the Fund.  Michael H. Koonce is responsible for the Fund’s compliance with governing law.  Kasey L. Phillips is responsible for maintaining the books and records of the Fund and for working with the Fund’s portfolio managers on a continuous basis to ensure that accounting records are properly maintained.  Robert Guerin is responsible for reviewing Fund policies and procedures and monitoring the Fund’s compliance with them.

Other Remuneration and Affiliations of Officers and Trustees

Fees, salaries or other remuneration of officers of the Fund who also serve as officers or employees of EIMC or any of its affiliated companies are borne by EIMC or the Wachovia affiliate for whom the individual serves. The Fund’s principal executive officers did not receive any compensation or expense reimbursement from the Fund for the fiscal year ended April 30, 2007.  The Fund reimburses all Trustees for expenses incurred in connection with attending meetings of the Board of Trustees.  For the fiscal year ended April 30, 2007, the Trustees earned the following compensation from the Fund and the Evergreen fund complex:

Non-Interested Trustees

Name of Person and Position with the Fund	Aggregate Compensation From the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses[1]	Total Compensation From the Fund and Fund Complex Paid to Trustees[5]

Charles A. Austin III, Trustee[2,3]	$5,385	N/A	$225,750

K. Dun Gifford, Trustee	$5,048	N/A	$188,667

Dr. Leroy Keith, Jr., Trustee	$5,161	N/A	$201,417

Gerald M. McDonnell, Trustee[2,3]	$5,015	N/A	$185,750

Patricia B. Norris, Trustee[3,4]	$3,826	N/A	$146,000

William W. Pettit, Trustee[2]	$5,015	N/A	$185,750

David M. Richardson, Trustee	$5,015	N/A	$185,750

Dr. Russell A. Salton, III, Trustee[2]	$5,296	N/A	$215,417

Michael S. Scofield, Trustee	$6,225	N/A	$316,000

Richard J. Shima, Trustee[2,3]	$5,285	N/A	$215,000

Interested Trustee

Name of Person and Position with the Fund	Aggregate Compensation From the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses[1]	Total Compensation From the Fund and Fund Complex Paid to Trustees[5]

Richard K. Wagoner, Trustee	$5,073	N/A	$188,250

(1)   The Fund does not currently provide pension or retirement plan benefits to the Trustees.

(2)   Includes compensation deferred pursuant to a Trustee Compensation Deferral Plan.  Of the total compensation from the Fund and other Evergreen funds reflected above payable to Messrs. Austin, McDonnell, Pettit, Salton, and Shima for the fiscal year ended April 30, 2007, the following amounts were deferred: $93,808, $51,225, $43,563, $5,321 and $97,500, respectively.

(3)   Nominee Trustee.

(4)   Ms. Norris became a Trustee effective July 1, 2006.

(5)   As of April 30, 2007, the Evergreen Fund Complex consisted of ten open-end investment management companies representing eighty-nine separate series and five closed-end funds.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Fund’s Trustees, principal executive officers and certain other persons to file reports regarding ownership of, and transactions in, the Fund’s securities with the Securities and Exchange Commission (the “SEC”).  Copies of the required filings must also be furnished to the Fund.  For the prior fiscal year, the Fund believes that all reports required to be filed by the Fund’s officers and Trustees were filed on a timely basis.

Forms 3, 4, and 5 for the officers and Trustees may be accessed through Evergreen Investments’ Web site at www.EvergreenInvestments.com.

Service Providers

Investment Advisor.  EIMC, an indirect wholly owned subsidiary of Wachovia, a North Carolina-based, multi-bank financial holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder, currently serves as the Fund’s investment advisor.  EIMC has been managing mutual funds and private accounts since 1932.  The principal business address of EIMC is 200 Berkeley Street, Boston, Massachusetts 02116-5034.

Investment Sub-advisor.  TAG, a subsidiary of Wachovia and an affiliate of EIMC, currently serves as a sub-advisor to the Fund.  The principal business address of TAG is 6802 Paragon Place, Suite 200, Richmond, Virginia 23230.

Administrator.  Administrative services are provided by Evergreen Investment Services, Inc. (“EIS”), an affiliated company of EIMC.  EIS is located at 200 Berkeley Street, Boston, MA 02116-5034.

Transfer Agent.  Computershare is the Fund’s transfer agent and is located at P.O. Box 43010, Providence, RI 02940-3010.

Independent Registered Public Accounting Firm.  KPMG LLP (“KPMG”), 99 High Street, Boston, MA 02110, has been approved by the Trustees of the Fund as the independent registered public accounting firm of the Fund for the current fiscal year ending April 30, 2007.

The Audit Committee of the Board of Trustees unanimously recommended the selection of KPMG, and the Board of Trustees unanimously approved such selection, at a meeting held on June 13-14, 2007.

The Fund’s Audit Committee has established and adopted policies and procedures for pre-approving audit services, audit-related services, tax services and all other services provided by the Fund’s independent registered public accounting firm as well as the fee levels or budgeted amounts for those services.  The Fund’s policies and procedures include reporting and request or application requirements that are intended to keep the Audit Committee informed of all the services provided by the Fund’s independent registered public accounting firm.  In addition, the Fund’s Chief Compliance Officer is required to monitor the performance of all services provided by the Fund’s independent registered public accounting firm in order to determine whether those services are in compliance with the Fund’s pre-approval policies and procedures and to report the results of this monitoring to the Audit Committee on a periodic basis.  The Fund’s pre-approval policies and procedures do not delegate any of the Audit Committee’s responsibilities under the Exchange Act for pre-approving services performed by the Fund’s independent registered public accounting firm to the Fund’s management.

A representative of KPMG, if requested by any Shareholder, will be present via telephone at the Meeting to respond to appropriate questions from Shareholders and will have an opportunity to make a statement if he or she chooses to do so.  It is not expected that such representative will be present in person at the Meeting.

The following table presents fees billed for professional audit services rendered by KPMG for the audit of the Fund’s annual financial statements for the fiscal years ended April 30, 2006 and 2007, respectively, and for fees billed for other services rendered by KPMG to the Fund.  There were no fees paid to KPMG during the fiscal years where the de minimis exception was used.

	2007	2006
Audit fees	$62,725	$69,575
Audit-related fees	$0	$0
Tax fees[1]	$0	$1,000
Non-audit fees[2]	$808,367	$950,575
All other fees	$0	$0

        (1)   Tax fees consists of fees for tax consultation, tax compliance and tax review.

        (2)   Non-audit fees consists of the aggregate fees for non-audit services rendered to the Fund, EIMC (not including any sub-advisor whose role is primarily portfolio management and is subcontracted with or overseen by another investment advisor) and EIS.

In approving the selection of KPMG for the Fund, the Audit Committee considered, in addition to other practices and requirements relating to the selection of the Fund’s independent registered public accounting firm, whether any services performed by KPMG for the Fund and the investment advisor and for certain related parties for which KPMG received non-audit fees are compatible with maintaining the independence of KPMG as the Fund’s independent registered public accounting firm.

On June 13, 2007, the Audit Committee reviewed and discussed with management the Fund’s audited financial statements for the fiscal year ended April 30, 2007.  The Audit Committee has reviewed and discussed with KPMG the matters required to be discussed by Statements on Auditing Standards, No. 61, Communication with Audit Committees.  The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence.  Based on these reviews and discussions, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the annual report to shareholders for the previous fiscal year for filing with the SEC.

The Board of Trustees has adopted a written charter for the Audit Committee which is attached to this proxy statement as Exhibit C (the “Charter”).  The Audit Committee reviews the Charter at least annually and may recommend changes to the Board.

Other Business

As of the date of this Proxy Statement, the Fund’s officers and the investment advisor are not aware of any other business to come before the Meeting other than as set forth in the Notice of Annual Meeting of Shareholders.  If any other business is properly brought before the Meeting, or any adjournment thereof, the persons named as proxies in the enclosed proxy card will vote in accordance with the views of management of the Fund.

Required Vote

If a quorum is met, the affirmative vote of a plurality of the votes cast by shareholders, present in person or represented by proxy at the Meeting and entitled to vote, is required for the election of trustees (Proposal 1).  Accordingly, the four nominees that receive the most affirmative votes cast at the Meeting by shareholders holding common or preferred shares will be elected as trustees.

Notice

A Certificate of Trust in respect of the Fund is on file with the Secretary of the State of Delaware and recites to the effect that the same was executed or made by or on behalf of the Fund or by them as Trustees or Trustee or as officers or officer, and not individually, and that the obligations of any instrument made or issued by any Trustee or Trustees or by any officer or officers of the Fund are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Fund.

SHAREHOLDER PROPOSALS

      Currently, the Fund holds an annual meeting of shareholders for the purpose of electing Trustees.

      Any Shareholder desiring to present a proposal for consideration at the 2008 annual meeting of Shareholders of the Fund to be included in the Fund’s proxy materials should submit such a timely proposal in writing to the Secretary, c/o Evergreen Investment Services, Inc., Evergreen Income Advantage Fund, 200 Berkeley Street, Boston, MA 02116-5034-5034 by the close of business on or before March 1, 2008.

      Any Shareholder desiring to present a proposal for consideration at the 2008 annual meeting of Shareholders of the Fund that will not be included in the Fund’s proxy materials should submit such a timely proposal in writing to the Secretary, c/o Evergreen Investment Services, Inc., Evergreen Income Advantage Fund, 200 Berkeley Street, Boston, MA 02116-5034-5034 by the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year’s annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Fund.

Mere submission of a Shareholder proposal does not guarantee inclusion of the proposal in the proxy statement or presentation of the proposal at the annual meeting since such inclusion and presentation are subject to various conditions and requirements, including those required by applicable law.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE AS A TRUSTEE.

Michael H. Koonce, Secretary

June 29, 2007

INSTRUCTIONS FOR EXECUTING PROXY CARD

The following general rules for signing proxy cards may be of assistance to you and may help to avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

INDIVIDUAL ACCOUNTS: Sign your name exactly as it appears in the Registration on the proxy card.

JOINT ACCOUNTS: Either party may sign, but the name of the party signing should conform exactly to a name shown in the Registration on the proxy card.

ALL OTHER ACCOUNTS: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of Registration.  For example:

REGISTRATION                                                 VALID SIGNATURE

CORPORATE ACCOUNTS

(1) ABC Corp.                                                        ABC Corp.

(2) ABC Corp.                                                        John Doe, Treasurer

(3) ABC Corp.                                                        John Doe

      c/o John Doe, Treasurer

(4) ABC Corp. Profit Sharing Plan                           John Doe, Trustee

TRUST ACCOUNTS

(1) ABC Trust                                                        Jane B. Doe, Trustee

(2) Jane B. Doe, Trustee                                         Jane B. Doe

      u/t/d 12/28/78

CUSTODIAL OR ESTATE ACCOUNTS

(1) John B. Smith, Cust.                                           John B. Smith

      f/b/o John B. Smith, Jr. UGMA

(2) John B. Smith                                                    John B. Smith, Jr., Executor

After completing your proxy card, return it in the enclosed postage-paid envelope.

If you have any questions about the proxy card, please call Computershare Fund Services, our proxy solicitor, at 1.866.641.4254 (toll free).

EXHIBIT A

EVERGREEN FUNDS
EXECUTIVE COMMITTEE CHARTER

1)         The Executive Committee shall be composed entirely of independent Trustees.

2)         The purposes of the Executive Committee are:

To formulate policies and procedures governing the Board’s structure and operation;

To act as liaison between Evergreen (Evergreen Investment Management Company, LLC, Evergreen Investment Services, Inc. and Evergreen Service Company, LLC) and the full Board of Trustees;

To act on behalf of the Board between regular Board meetings;

To act as the Qualified Legal Compliance Committee of the Board of Trustees;

To act as the Nominating Committee of the Board of Trustees;

To oversee generally the status of any litigation commenced by or against the Evergreen Funds; litigation commenced by or against any service provider to the Funds that relates to the Funds or that may have a material effect on the service provider’s ability to perform its services to the Funds; non-routine regulatory actions, examinations, inspections, or other activities in respect of the Funds; and non-routine regulatory actions, examinations, inspections, or other activities in respect of any service provider to the Funds that relate to its services to the Funds or that may have a material effect on the service provider’s ability to perform its services to the Funds (all of the foregoing referred to herein as “Legal Proceedings”);

To regularly review the Funds' securities lending activities; and

To review the proxy voting activity for the Funds, including the results of proxy votes and related matters.

3)         To carry out its purposes, the Executive Committee shall have the following duties and, without limitation, the following powers:

To prepare and recommend to the full Board written policies and procedures governing the structure and operation of the Board, including but not limited to policies relating to Board size, qualifications for Board membership, filling of vacancies, committees, compensation and retirement; and from time to time to review such policies and procedures and recommend any changes;

To select and to recommend to the full Board persons to fill vacancies on the Board;

To recommend to the full Board the amount of compensation to be paid to Trustees for service on the Board and on committees of the Board;

To take on behalf of the Board, between regular meetings of the full Board, any actions required to be taken by the Board that are not required by the Declaration of Trust or applicable law to be taken by the full Board or by another group of Trustees;

To report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Executive Committee may deem necessary or appropriate;

To submit Trustees’ inquiries to the Evergreen Funds’ investment adviser and its affiliates in connection with contract approvals;

In connection with its oversight of the status of any Legal Proceedings (i) meet with internal Evergreen Investment Management Company, LLC (“EIMC”) counsel, and external counsel, if any, responsible for any Legal Proceedings as and to the extent the Committee believes appropriate in connection with its oversight responsibilities; (ii) generally oversee the filing by service providers of class action settlement documentation on behalf of the Funds and reporting from time to time to the full Board of Trustees with respect thereto; (iii) report to the full Board of Trustees periodically as to the status of any Legal Proceedings reviewed by the Committee.

4)         The Executive Committee shall meet on a regular basis and is empowered to hold special meetings as circumstances require.

5)         The Executive Committee shall have the resources and authority appropriate to discharge its responsibilities.

6)         The Executive Committee shall review this Charter at least annually and recommend any changes to the full Board of Trustees.

Last Approved:            June 14, 2007

Last Revised:                May 21, 2007

EXHIBIT B

EVERGREEN TRUSTS

Policy for the Consideration of Trustee Nominees

            The following Policy for the Consideration of Trustee Nominees (the “Policy”) shall be followed by the Executive Committee (the “Committee”) of each Evergreen Trust in filling vacancies on the Boards of Trustees or when Trustees are to be nominated for election by shareholders.

Minimum Nominee Qualifications

1.         With respect to nominations for Trustees who are not interested persons of a Fund as defined by Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”) (“Disinterested Trustees”), nominees shall be independent of the Fund’s investment adviser and other principal service providers.  The Committee shall also consider the effect of any relationship beyond those delineated in the 1940 Act that might impair independence, such as business, financial or family relationships with the investment adviser or its affiliates.

2.         Disinterested Trustee nominees must qualify for service on the Fund’s Audit Committee under the rules of the American Stock Exchange (including financial literacy requirements) or other applicable securities exchange.

3.         With respect to all Trustees, nominees must qualify under all applicable laws and regulations.

4.         The proposed nominee may not be within five years of the Fund’s retirement age for        Trustees unless he or she is nominated for re-election.

5.         The Committee may also consider such other factors as it may determine to be relevant.

Other Qualifications

1.         With respect to all proposed nominees, the Committee shall consider whether the proposed nominee serves on boards of or is otherwise affiliated with competing financial service organizations or their related fund complexes or companies in which the Evergreen Funds may invest.

2.         The Committee shall consider whether the proposed nominee is able to and intends to commit the time necessary for the performance of Trustee duties.

3.         The Committee shall consider the integrity and character of the proposed nominee, and the proposed nominee’s compatibility with the current Trustees.

4.         The Committee may require an interview with the proposed nominee.

Nominees Recommended by Shareholders

1.         The Committee shall consider nominations for openings on the Board of Trustees from shareholders who have separately or as a group held for at least one full year 5% of the shares of a Fund.

2.         The Committee shall give candidates recommended by shareholders the same consideration as any other candidate.

3.         Shareholder recommendations should be sent to the attention of the Committee in care of the Fund’s Secretary and should include biographical information, including business experience for the past ten years and a description of the qualifications of the proposed nominee, along with a statement from the proposed nominee that he or she is willing to serve and meets the requirements to be a Disinterested Trustee, if applicable.

Process for Identifying and Evaluating Trustee Nominees

1.         When identifying and evaluating prospective nominees for openings on the Board of Trustees, the Committee shall review all recommendations in the same manner, including           those received from shareholders.

2.         The Committee shall first determine if the prospective nominee meets the minimum qualifications set forth above.  Those proposed nominees meeting the minimum qualifications will then be considered by the Committee with respect to the other qualifications listed above, and any other qualifications deemed to be important by the Committee.

3.         Those nominees selected by the Committee shall be recommended to the Boards of Trustees.

Last Approved:             June 17, 2004

Last Revised:                June 17, 2004

EXHIBIT C

EVERGREEN INCOME ADVANTAGE FUND

EVERGREEN MANAGED INCOME FUND

EVERGREEN UTILITIES AND HIGH INCOME FUND

AUDIT COMMITTEE CHARTER

1)         The Audit Committee (the “Committee”) of Evergreen Income Advantage Fund, Evergreen Managed Income Fund and Evergreen Utilities and High Income Fund (the “Funds”) shall be composed entirely of independent Trustees who, in the view of the Board of Trustees of the Funds (the “Board”), are free of any relationship that would interfere with the exercise of independent judgment.  The independent Trustees (i) are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Funds or an affiliate of the Funds, other than in the capacity as a member of the Board and any Board committee, and (ii) cannot be an “interested person” of the Funds as defined in Section 2(a)(19) of the Investment Company Act of 1940.

2)         The Board will determine whether there is at least one member of the Committee who is an independent audit committee financial expert as defined in Item 3 of Form N-CSR.

3)         The purposes of the Committee are:

To review the Funds’ accounting and financial reporting policies and practices, their internal controls and, as appropriate, the internal controls of certain service providers;

To review the quality and objectivity of the Funds’ financial statements and the independent audits thereof;

To serve as the Pricing Committee for the Funds and, in such capacity, to review issues and activities related to the valuation of the securities of the Funds; and

To act as liaison between the Funds’ independent auditors and the Board.

The function of the Committee is to review; it is management’s responsibility to maintain appropriate systems for accounting and internal control, and the auditors’ responsibility to plan and carry out a proper audit.

In addition, the Committee shall be responsible for reviewing periodic reports from management and the Evergreen Valuation Committee as to the implementation of the various procedures relating to the valuation of the Funds portfolio securities.

4)         To carry out its purposes, the Committee shall have the following duties and powers:

To be directly responsible for the appointment, retention, compensation, and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Funds, and each such registered public accounting firm must report directly to the Committee;

To recommend to the independent Trustees the selection, retention or termination of auditors and, in connection therewith, to evaluate the independence of the auditors, including whether the auditors provide any non-audit services to the Funds’ investment advisers or affiliated persons of the investment advisers, and to receive the auditors’ formal written statement delineating specific representations as to the auditors’ independence and all relationships between the auditors and the Funds’ investment advisers and any affiliated persons of the investment advisers, consistent with Independence Standards Board Standard 1. The Committee shall have responsibility for actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking or recommending that the Board take appropriate action to oversee the independence of the auditors;

To instruct the auditors of the auditors’ ultimate responsibility to the Board and the Committee, as representatives of shareholders, and the Board’s and Committee’s ultimate authority to select, evaluate, and, where appropriate, replace the auditors and to nominate the auditors for shareholder approval in any proxy statement;

To pre-approve all audit and non-audit services, except those within any applicable legal exception, provided to the Funds by their auditors or to establish pre-approval policies and procedures (which may include the establishment of a pre-approval sub-committee consisting of one or more independent Committee members who serve on the Board), to pre-approve non-audit services provided to the Funds’ service providers and their affiliates, to the extent required by applicable law or as the Committee may in its discretion consider appropriate, to review in advance the related estimate of fees, and to recommend pre-approved audit and non-audit services and fee estimates for the Board’s approval;

To meet with the Funds’ independent auditors, including private meetings, as necessary  (i) to review the arrangements for and scope of the annual audits and any special audits; (ii) to discuss any matters of concern relating to the Funds’ financial statements, including any adjustments to such statements recommended by the auditors, or other results of said audit(s); (iii) to consider the auditors’ comments with respect to the Funds’ financial policies, procedures and internal accounting controls and management’s responses thereto;  (iv) to review the form of opinion the auditors propose to render to the Board and shareholders; (v) to receive reports from time to time about the nature of conversations, if any, between the auditors of Wachovia and its affiliates and the auditors of the Funds, and (vi) to discuss the results of the auditors’ peer review, if any;

To receive at least annually a report from the auditors within 90 days prior to the filing of the auditor’s report (or receive an updated report within such 90 day period, if the auditor’s annual report is presented to the Committee more than 90 days prior to the filing of the auditor’s report) which includes the following:  (i) all critical accounting policies and practices used by the Funds (or, in connection with any update, any changes in such accounting policies and practices), (ii) all material alternative accounting treatments within GAAP that have been discussed with management since the last annual report or update, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm, (iii) other material written communications between the auditors and the management of the Funds since the last annual report or update, and (iv) a description of all non-audit services provided, including fees associated with the services, to the Funds’ complex since the last annual report or update that were not subject to the pre-approval requirements as discussed above;

To consider the effect upon the Funds of any changes in accounting principles or practices proposed by management or the auditors;

To review and discuss with management, including any officers certifying the Funds’ Form N-CSR, the Funds’ audited financial statements and to review any officer’s certifications and reports to be filed with the Securities and Exchange Commission on behalf of the Funds; to offer guidance with respect to such audited financial statements, certifications and reports; and to determine whether to recommend that the financial statements be included in the annual report;

To discuss all disclosures made by the Funds’ officers certifying the Funds’ Form N-CSR to the Committee, based on such officers’ most recent evaluation, as to (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Funds’ ability to record, process, summarize and report financial data, (ii) any fraud, whether or not material, that involves management or other employees who have significant roles in the Funds’ internal controls, and (iii) any significant change in internal controls or other factors that could significantly affect internal controls, in each case, as reported to the Committee;

To investigate improprieties or suspected improprieties in the Funds’ operations;

To establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by officers of the Funds or by employees of the Funds’ investment advisers or other service providers, of concerns regarding questionable accounting or auditing matters;

To review recommendations as to the selection, retention or termination of pricing services;

To periodically review the Funds’ Daily Portfolio Pricing Procedure, and to recommend any proposed changes to that Procedure to the Board when the Committee deems it necessary or appropriate;

To receive and review reports from the Chairman of the Evergreen Valuation Committee certifying as to compliance with the Funds’ Daily Portfolio Pricing Procedure;

To review with the Chief Compliance Officer compliance with the Funds’ Daily Portfolio Pricing Procedure;

To review errors in net asset value (NAV) calculations;

To consider any communications received from the Evergreen Valuation Committee regarding any unusual fair value situations that may arise;

To review reports by management regarding the profitability to Evergreen Investment Management Company, LLC, Evergreen Investment Services Inc. ("EIS"), and their affiliates of investment advisory, administrative, transfer agency, and other services, if any, provided to the Funds by them; and to review the various assumptions underlying such reports, including, without limitation, as to cost and expense allocations; and

To consider generally whether and to what extent the Funds have realized the benefits of economies of scale resulting from increases in the size of a Fund or Funds or increases in the efficiency of service providers.

5)         The Committee shall meet at least quarterly and is empowered to hold special meetings, as circumstances require.

6)         The Committee shall meet with internal auditors to review their audit plan and the result of completed audits.

7)         The Committee shall review financial statements and other financial information provided to the Committee or to the Board of Trustees relating to any investment adviser or sub-adviser to the Funds.

8)         The Committee shall review information presented to it periodically by management as to the performance of Evergreen Fund Administration of its obligations in respect of the Funds.

9)         The Committee shall report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

10)       The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

11)       The Committee shall have the resources and authority appropriate to discharge its responsibilities.

12)       The Committee shall review this Charter at least annually and recommend any changes to the Board.

Last Approved:             March 15, 2007

Last Revised:                March 5, 2007